UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

PATHEON INC.

(Exact name of registrant as specified in its charter)

Canada	000-54283	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Patheon Pharmaceuticals Services Inc. 4721 Emperor Boulevard, Suite 200 Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 226-3200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on December 13, 2012, the Compensation and Human Resources Committee (the “CHR Committee”) of Patheon Inc. (the “Company” or “Patheon”) adopted the 2013 Patheon Global Bonus Plan (the “2013 Bonus Plan”) to reward eligible participants (including the Company’s executive officers) for their collective and individual contributions to the Company’s success during fiscal 2013. Under the 2013 Bonus Plan, the Company’s executive officers’ bonus eligibility was determined based solely on the achievement of certain predetermined corporate objectives and their individual performance ratings. For purposes of determining each executive officer’s payout, Corporate Adjusted EBITDA was assigned a weighting of 50%, and Corporate Net Free Cash Flow and Corporate Revenue were each assigned a weighting of 25%. The payout with respect to achievement of any one corporate objective was not conditioned on the achievement of any other corporate objective.

On December 17, 2013, the CHR Committee determined that although the Company achieved or exceeded the minimum Corporate Revenue objective under the 2013 Bonus Plan, the Company did not achieve the minimum Corporate Adjusted EBITDA and Corporate Net Free Cash Flow objectives. Accordingly, the Company’s executive officers were only eligible to receive payouts with respect to corporate performance based on the achievement of the Corporate Revenue objective. Although the Company did not achieve the minimum Corporate Adjusted EBITDA and Corporate Net Free Cash Flow objectives, the CHR Committee decided to award discretionary cash bonuses to, among others, the Company’s chief executive officer, its chief financial officer, and certain of its other named executive officers as disclosed in the Proxy Statement and Information Circular for the Company’s 2013 Annual and Special Meeting of Shareholders. These bonuses were in addition to the amounts payable to these executive officers under the 2013 Bonus Plan.

The CHR Committee determined that awarding these discretionary cash bonuses was consistent with its pay-for-performance philosophy because, among other things, the CHR Committee determined that the Company advanced its initiatives with respect to site closures, operational excellence programs, procurement and activities related to the integration of Sobel USA Inc. and Banner Pharmacaps Europe B.V. (collectively, “Banner”) and that each of these individuals has made significant contributions to the Company’s success. In addition, the CHR Committee determined that the achievement of the Corporate Adjusted EBITDA and Corporate Net Free Cash Flow objectives under the 2013 Bonus Plan (which metrics were not adjusted following the acquisition of Banner) was negatively impacted by financing, transaction, synergy and operational costs associated with the acquisition of Banner. The additional discretionary bonuses awarded to these individuals were as follows:

Name	Title	Bonus
James C. Mullen	Chief Executive Officer	$638,370
Stuart Grant	Executive Vice President, Chief Financial Officer	$137,869
Geoffrey M. Glass	President, Proprietary Products	$100,754
Michael E. Lytton	Executive Vice President, Corporate Development and Strategy and General Counsel	$128,250

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013	PATHEON INC.

	By:	/s/ Stuart Grant
Stuart Grant
Executive Vice President, Chief Financial Officer